UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In our Current Report on Form 8-K filed with the SEC on August 2, 2017, we reported that Dirk Van de Put will succeed Irene Rosenfeld as CEO of Mondelēz International, Inc. (the “Company”) and become a director of the Company, both on a date not later than November 20, 2017, and that in connection with his election, the size of our Board of Directors (the “Board”) will be increased from 13 to 14 members and Mr. Van de Put will fill the resulting vacancy. We are filing this Amendment No. 1 to that Form 8-K to report that on September 28, 2017, the Board increased its size from 13 to 14 members and elected Mr. Van de Put to the Board and as CEO of the Company, all effective November 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Carol J. Ward
Name:	Carol J. Ward
Title:	Vice President and Corporate Secretary

Date: September 28, 2017